PROMISSORY NOTE-FIXED INTEREST
                            WITH INSTALLMENT PAYMENTS


$100,000.00                                            7% Interest Per Annum
                                                            January 31, 1994


     In installments, as set forth, for value received, the undersigned, Weststar Environmental, Inc. and B & B Plumbing and Septic Service, Inc. promises to pay to William R. Ferguson, Gloria Ferguson and Alan R. Ferguson to order at P.O. Box 686 Maggie Valley, North Carolina, 28751, the sum of One Hundred Thousand Dollars ($100,000.00) together with interest from the date above on the unpaid principal balance due at a rate of Seven percent (7%) per annum. Payments shall be payable monthly in installments of One Thousand Dollars ($1,000.00) beginning on February 28, 1994 and on the first day of each month thereafter and the final payment of One Thousand Five Hundred Fifteen Dollars and Thirty Eight Cents ($1,515.38.

     Should interest not be paid when due it shall thereafter bear interest at the same rate as the principal. All payments shall be payable in lawful currency of the United States of America. The undersigned agrees to pay all costs of collection including reasonable attorney's fees.


WESTSTAR ENVIRONMENTAL, INC. AND B & B PLUMBING & SEPTIC SERVICE, INC.



BY: /s/  MICHAEL E. RICKS
    ----------------------------
         Michael E. Ricks
         President